Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our reports dated March 1, 2012 with respect to the consolidated financial statements of TransAlta Corporation as at December 31, 2011 and 2010 and January 1, 2010 and for the two years ended December 31, 2011, included as an exhibit to TransAlta Corporation’s amended Annual Report on Form 40-F/A for 2011, dated September 24, 2012 and with respect to internal control over financial reporting as of December 31, 2011, included as an exhibit to TransAlta Corporation’s Annual Report on Form 40-F for 2011, dated March 2, 2012.

We also consent to the incorporation by reference in the following Registration Statements:

(1)  Registration Statements (Form S-8 No. 333-72454 and No. 333-101470) pertaining to TransAlta Corporation’s Share Option Plan

(2)  Registration Statements (Form F-10 No. 333-170465 and No. 333-162418) pertaining to the registration of Debt and Equity Securities of TransAlta Corporation

of our reports dated March 1, 2012, with respect to the consolidated financial statements of TransAlta Corporation as at December 31, 2011 and 2010 and January 1, 2010 and for the two years ended December 31, 2011, included as an exhibit to TransAlta Corporation’s amended Annual Report on Form 40-F/A for 2011, dated September 24, 2012 and with respect to internal control over financial reporting as of December 31, 2011, included as an exhibit to TransAlta Corporation’s Annual Report on Form 40-F for 2011, dated March 2, 2012.

signed “Ernst & Young LLP”

Calgary, Alberta	Chartered Accountants

September 24, 2012